Exhibit 99.1

Appgate Announces Fourth Quarter and Full Year 2021 Financial Results

Fourth quarter revenue of $13.9 million, an increase of 36% year-over-year

Annual recurring revenue (ARR) of $31.1 million, an increase of 38% year-over-year

Net retention rate of 114%

MIAMI, FL ‒ March 30, 2022 ‒ Appgate, Inc. (OTC: APGT) (“Appgate” or the “Company”), the secure access company, today announced financial and operational results for the fourth quarter and full year 2021. Appgate is seeking to uplist to the New York Stock Exchange or Nasdaq following satisfaction of applicable listing requirements.

“Our continued growth is a testament to the confidence our customers and partners have in Appgate to help them accelerate their Zero Trust security journeys,” said Barry Field, CEO of Appgate. “We’re committed to continuous product innovation that will empower organizations to support the way people work today with flexible secure access solutions for any IT infrastructure.”

Fourth Quarter 2021 Financial Highlights

•Revenue: Total fourth quarter revenue of $13.9 million, an increase of 36% year-over-year.
•Annual recurring revenue (ARR): Total ARR at the end of the quarter was $31.1 million, an increase of 38% year-over-year.
•Gross margin: GAAP gross margin for the quarter was 61%, compared to 41% for the fourth quarter 2020. Non-GAAP gross margin for the quarter was 70%, compared to 55% for the fourth quarter 2020.
•Operating loss: GAAP operating loss for the quarter was $16.4 million, compared to $8.0 million for the fourth quarter 2020. Non-GAAP loss from operations for the quarter was $10.4 million, compared to $4.8 million for the fourth quarter 2020.

Full Year 2021 Financial Highlights

•Revenue: Total revenue of $45.3 million, an increase of 34% year-over-year.
•Annual recurring revenue (ARR): Total ARR at the end of the year was $31.1 million, an increase of 38% year-over-year.
•Gross margin: GAAP gross margin for 2021 was 55%, compared to 36% for 2020. Non-GAAP gross margin for 2021 was 66%, compared to 55% for 2020.
•Operating loss: GAAP operating loss for 2021 was $49.9 million, compared to $44.0 million for 2020. Non-GAAP loss from operations for 2021 was $34.1 million, compared to $28.9 million for 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the section titled “Non-GAAP Financial Measures”. Important disclosures regarding the use of non-GAAP supplemental financial measures are also included below.

Recent Business Highlights

•Successfully completed merger with Newtown Lane Marketing, Inc. on October 12, 2021, at which time Appgate's common stock became quoted on the OTC Markets under the symbol “APGT”.
•Announced partnership with CrowdStrike integrating Appgate SDP with CrowdStrike’s Falcon Zero Trust Assessment (ZTA) capability of CrowdStrike Falcon Insight EDR.
•Announced new Kubernetes access control security for Appgate SDP, enabling customers to accelerate Zero Trust security for the cloud by protecting cloud-native workloads. This new capability builds on the company’s proven success in protecting traditional cloud workloads with its market-leading Zero Trust Network Access solution.

•Announced the availability of a new behavioral biometrics service, which uses behavioral analysis and machine learning to predict, identify and remediate fraudulent activity online.
•Launched the Appgate Managed Service Provider (MSP) Program designed to help partners maximize the value of Appgate SDP through comprehensive technical training, robust enablement and 24/7 dedicated technical support.
•Announced the appointment of Leo Taddeo as Chief Information Security Officer (CISO) of Appgate and President of Appgate’s Federal business, where Mr. Taddeo will direct Appgate’s global security operations, crisis management and business continuity processes and oversee Appgate’s federal government and public sector sales efforts.

Conference Call Details

The Company will host a conference call and live webcast on Thursday, March 31, 2022, at 8:00 a.m. eastern time. The press release with the financial results will be accessible on Appgate’s investor relations website at ir.appgate.com prior to the conference call. To access the conference call, dial (844) 200-6205 from the United States or (929) 526-1599 internationally with access code: 772742, and reference the Company name and conference title. A live webcast and webcast replay can also be accessed from the Appgate investor relations website at ir.appgate.com.

Appgate management speaks to investors from time-to-time and the presentation for these discussions, which may be updated periodically, is available on Appgate’s investor relations website at ir.appgate.com.

About Appgate

Appgate is the secure access company. We empower how people work and connect by providing solutions purpose-built on Zero Trust security principles. This people-defined security approach is designed to enable fast, simple and secure connections from any device and location to workloads across any IT infrastructure in cloud, on-premises and hybrid environments. Appgate helps organizations and government agencies worldwide start where they are, accelerate their Zero Trust journey and plan for their future. Learn more at appgate.com.
Key Business Metrics
Annual Recurring Revenue ("ARR") is defined as the annualized value of software-as-a-service ("SaaS"), subscription, and term-based license and maintenance contracts from Appgate's recurring software products in effect at the end of a given period.
Appgate calculates dollar-based net retention rate by dividing the numerator by the denominator as set forth below:

• Denominator: As of the end of a reporting period, ARR as of the last day of the comparable reporting period in the prior year.

• Numerator: ARR for that same cohort of customers as of the end of the reporting period in the current year, including any expansion and net of any contraction and customer attrition over the trailing 12 months, excluding ARR from new subscription customers in the current period.

Non-GAAP Financial Measures
In addition to Appgate's results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), Appgate believes the following non-GAAP financial measures are useful to investors in evaluating Appgate's operating performance.
These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP Gross Profit and Gross Margin
Non-GAAP gross profit and non-GAAP gross margin are supplemental measures of operating performance that are not determined in accordance with GAAP and do not represent, and should not be considered as, an alternative to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP. We define non-GAAP gross profit as gross profit, adjusted to add back non-cash equity-based compensation expense and developed technology amortization expense and define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
We use non-GAAP gross profit and non-GAAP gross margin to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that non-GAAP gross profit and non-GAAP gross margin are useful measures to our management and to our investors because they provide consistency and comparability with past financial performance and between periods, as the metrics generally eliminate the effects of the variability of amortization expense of intangibles and non-cash equity-based compensation expense from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of these measures enables our management to more effectively evaluate our performance period-over-period and relative to our competitors, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP gross profit and non-GAAP gross margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, non-GAAP gross profit and non-GAAP gross margin should not be considered as a replacement for gross profit and gross margin, as determined in accordance with GAAP, or as a measure of our profitability.
A reconciliation of our non-GAAP gross profit and non-GAAP gross margin to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP, for the three months and the years ended December 31, 2021 and 2020, is as follows (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP revenue	$13,882	$10,212	$45,311	$33,729
GAAP gross profit	8,493	4,188	24,717	12,001
Add: amortization expense	1,132	1,296	4,525	6,168
Add: equity-based compensation	111	114	504	503
Non-GAAP gross profit	$9,736	$5,598	$29,746	$18,672
GAAP gross margin	61%	41%	55%	36%
Non-GAAP gross margin	70%	55%	66%	55%

Non-GAAP Loss from Operations and Non-GAAP Operating Margin
We define non-GAAP loss from operations as GAAP loss from continuing operations excluding amortization expense of acquired intangible assets, non-cash equity-based compensation expense, and transaction costs. We define non-GAAP operating margin as non-GAAP loss from continuing operations as a percentage of revenue.
A reconciliation of our non-GAAP loss from operations and non-GAAP operating margin to loss from continuing operations and operating margin, the most directly comparable financial measures determined in accordance with GAAP, for the three months and the years ended December 31, 2021 and 2020, is as follows (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP revenue	$13,882	$10,212	$45,311	$33,729
GAAP loss from continuing operations	(16,377)	(8,016)	$(49,876)	$(43,991)
Add: amortization expense	2,299	2,464	9,196	10,857
Add: equity-based compensation	558	795	3,460	4,235
Add: transaction costs	3,099	—	3,099	—
Non-GAAP loss from operations	$(10,421)	$(4,757)	$(34,121)	$(28,899)
GAAP operating margin	(118)%	(78)%	(110)%	(130)%
Non-GAAP operating margin	(75)%	(47)%	(75)%	(86)%

Free Cash Flow and Free Cash Flow Margin
Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations less cash used for purchases of property and equipment and repayment of finance leases. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for other strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for any given period and does not reflect our future contractual commitments. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparing our results to those of other companies.

	2021	2020
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	$(52,915)	$(26,484)
Less:
Purchases of property and equipment	(920)	(1,074)
Repayment of finance leases	(22)	(21)
Free cash flow	$(53,857)	$(27,579)
As a percentage of revenue:
GAAP revenue	$45,311	$33,729
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(117)%	(79)%
Less:
Purchases of property and equipment	(2)%	(3)%
Repayment of finance leases	—%	—%
Free cash flow	(119)%	(82)%

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Appgate and its industry relating to matters such as anticipated future financial and operational performance and business prospects.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Appgate has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by Appgate. While Appgate considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Appgate’s control. These risks and uncertainties include, but are not limited to: Appgate’s future financial performance, including Appgate’s expectations regarding its total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability; the effects of increased competition in Appgate’s markets and Appgate’s ability to compete effectively; market acceptance of Appgate’s products and services and Appgate’s ability to increase adoption of its products; Appgate’s ability to maintain the security and availability of its products; Appgate’s ability to develop new products, or enhancements to existing products, and bring them to market in a timely manner; Appgate’s ability to maintain and expand its customer base, including by attracting new customers; the potential impact on Appgate’s business of the ongoing COVID-19 pandemic; Appgate’s ability to maintain, protect and enhance its intellectual property rights; Appgate’s ability to comply with laws and regulations that currently apply or become applicable to its business both in the United States and internationally; Appgate’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; the future trading prices and liquidity of Appgate’s common stock; Appgate’s indebtedness, which may increase risk to Appgate’s business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in Appgate’s Form 10-K to be filed with the SEC on March 31, 2022, as updated by any subsequent filings which Appgate makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Appgate will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Appgate, Inc.
Consolidated Balance Sheets
As of December 31, 2021 and 2020
(in thousands, except share information)

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$25,990	$3,505
Restricted cash	1,473	2,116
Accounts receivable, net of allowance of $163 and $437, respectively	6,848	12,052
Contract assets	1,639	1,427
Deferred contract acquisition costs, current	3,464	3,065
Prepaid and other current assets	6,196	2,012
Due from former Parent, net	—	1,183
Current assets of discontinued operations	—	66,604
Total current assets	45,610	91,964
Property and equipment, net	2,115	1,829
Operating lease right-of-use assets	2,497	2,008
Contract assets, noncurrent	11,800	6,496
Deferred contract acquisition costs, noncurrent	8,749	5,791
Goodwill	71,604	71,604
Intangible assets, net	36,459	45,642
Deferred income taxes	793	735
Other assets	147	184
Total assets	$179,774	$226,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,483	$6,558
Accrued expenses	12,232	9,156
Operating lease liabilities, current	798	779
Deferred revenue, current	4,813	5,995
Other current liabilities	—	15
Promissory Notes, including accrued interest	—	153,811
Current liabilities of discontinued operations	—	6,548
Total current liabilities	22,326	182,862
Deferred revenue, noncurrent	906	995
Operating lease liabilities, noncurrent	1,891	1,256
Convertible senior notes, net	72,968	—
Derivative liability	78,497	—
Other liabilities	—	263
Total liabilities	176,588	185,376
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 270,000,000 shares authorized; 131,793,660 shares issued and outstanding at December 31, 2021; 100,000,000 shares authorized; 13,757,550 shares issued and outstanding at December 31, 2020	132	14
Additional paid-in capital	509,586	471,687
Accumulated other comprehensive loss	(1,900)	(667)
Accumulated deficit	(504,632)	(430,157)
Total stockholders’ equity	3,186	40,877
Total liabilities and stockholders’ equity	$179,774	$226,253

Appgate, Inc.
Consolidated Statements of Operations
For the Three Months and the Years Ended December 31, 2021 and 2020
(in thousands, except share and per share information)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$13,882	$10,212	$45,311	$33,729
Cost of revenue, exclusive of amortization shown below	4,257	4,728	16,069	15,560
Amortization expense	1,132	1,296	4,525	6,168
Total cost of revenue	5,389	6,024	20,594	21,728
Gross profit	8,493	4,188	24,717	12,001
Operating expenses:
Sales and marketing	11,291	6,708	37,150	25,175
Research and development	3,089	2,965	10,727	9,782
General and administrative	6,023	1,218	18,209	15,824
Transaction costs	3,099	—	3,099	—
Depreciation and amortization	1,368	1,313	5,408	5,211
Total operating expenses	24,870	12,204	74,593	55,992
Loss from continuing operations	(16,377)	(8,016)	(49,876)	(43,991)
Change in fair value of embedded derivative liability	(78,497)	—	(78,497)	—
Interest expense, net	(1,073)	(1,097)	(3,190)	(4,088)
Other expenses, net	(232)	(17)	(515)	(1,640)
Loss from continuing operations before income taxes	(96,179)	(9,130)	(132,078)	(49,719)
Income tax expense of continuing operations	(430)	(894)	(2,434)	(1,842)
Net loss from continuing operations	(96,609)	(10,024)	(134,512)	(51,561)
Net income (loss) from discontinued operations, net of tax	237	(1,867)	60,037	1,136
Net loss	$(96,372)	$(11,891)	$(74,475)	$(50,425)

(Loss) income per share:
Net loss from continuing operations per share of common stock - basic	$(0.82)	$(0.73)	$(3.37)	$(3.75)
Net loss from continuing operations per share of common stock - diluted	$(0.14)	$(0.73)	$(1.10)	$(3.75)
Net (loss) income from discontinued operations per share of common stock - basic	$—	$(0.14)	$1.50	$0.08
Net (loss) income from discontinued operations per share of common stock - diluted	$—	$(0.14)	$1.18	$0.08
Weighted-average shares used in computation:
Basic	117,680,647	13,757,550	39,951,865	13,757,550
Diluted	128,663,452	13,757,550	50,934,670	13,757,550

Appgate, Inc.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2021 and 2020
(in thousands)

	2021	2020
Cash flows from operating activities:
Net loss	$(74,475)	$(50,425)
Net income from discontinued operations, net of tax	(60,037)	(1,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,933	11,379
Equity-based compensation	3,460	4,235
Amortization of deferred contract acquisition costs	3,220	1,790
Loss on disposal of assets	—	1,683
Change in fair value of embedded derivative liability	78,497	—
Amortization of debt issuance costs	212	—
Operating lease amortization	140	57
(Reversal of) Provision for allowance for doubtful accounts	(95)	364
Deferred income taxes	58	(665)
Changes in assets and liabilities:
Accounts receivable	5,405	(5,175)
Contract assets	(5,631)	242
Prepaid and other current assets	(4,141)	(776)
Due from affiliates, net	3,252	9,737
Deferred contract acquisition costs	(6,467)	(5,368)
Other assets	—	27
Accounts payable	(2,247)	5,329
Accrued expenses	(2,720)	145
Deferred revenue	(1,279)	1,883
Other current liabilities	—	(58)
Other liabilities	—	248
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(52,915)	(26,484)
Net cash, cash equivalents and restricted cash provided by operating activities of discontinued operations	849	9,301
Net cash, cash equivalents and restricted cash used in operating activities	(52,066)	(17,183)
Cash flows from investing activities:
Purchases of property and equipment	(920)	(1,074)
Net cash, cash equivalents and restricted cash used in investing activities of continuing operations	(920)	(1,074)
Net cash, cash equivalents and restricted cash provided by investing activities of discontinued operations	125,022	—
Net cash, cash equivalents and restricted cash provided by (used in) investing activities	124,102	(1,074)
Cash flows from financing activities:
Recapitalization, net of costs	(1,502)	—
Proceeds from convertible senior notes	75,000	—
Payment of debt issuance costs	(2,244)	—
Repayment of Promissory Notes	(119,640)	—
Proceeds from Promissory Notes	—	19,429
Repayment of finance leases	(22)	(21)

Net cash, cash equivalents and restricted cash (used in) provided by financing activities of continuing operations	(48,408)	19,408
Effect of foreign currency exchange rates on cash	(1,786)	(1,746)
Net decrease in cash, cash equivalents and restricted cash	21,842	(595)
Cash, cash equivalents and restricted cash at beginning of period	5,621	6,243
Cash, cash equivalents and restricted cash at end of period	27,463	5,648
Less cash of discontinued operations	—	(27)
Cash, cash equivalents and restricted cash of continuing operations at end of period	$27,463	$5,621

Cash and cash equivalents	$25,990	$3,505
Restricted cash	1,473	2,116
Cash, cash equivalents and restricted cash of continuing operations at end of period	$27,463	$5,621

Investor Contact
ICR, Inc.
AppgateIR@icrinc.com

Elena Carr
VP, Investor Relations, Appgate
Elena.Carr@appgate.com

Media Contact
Nathaniel Garnick/Alex Jeffrey
Gasthalter & Co.
(212) 257-4170
appgate@gasthalter.com

Janice Clayton
Director of Public Relations, Appgate
Janice.Clayton@appgate.com